Filed Pursuant to Rule 424(b)(7)
Registration No. 333-269522
Prospectus Supplement
(To Prospectus dated February 2, 2023)

673,839,150 Shares of Common Stock

Warrants to Purchase 240,516,150 Shares of Common Stock
This prospectus supplement relates to the offer and sale by the selling securityholder (the “selling securityholder”) identified in this prospectus supplement of (1) a warrants (collectively, the “Warrant”) to purchase, in the aggregate, up to 240,516,150 shares of our common stock, par value $0.001 per share (“common stock”) and (2) up to 673,839,150 shares of our common stock (collectively with the Warrant, the “securities”), 240,516,150 of which are issuable by the Company only upon exercise of the Warrant by the selling securityholder and subject to the occurrence of a Triggering Event (as defined herein). Unless agreed by the Company the selling securityholder, such offer and sale may only be made on or after August 27, 2026, the first anniversary of the Closing Date (as defined herein), and subject to the terms and conditions described herein. We will not receive any proceeds from the sale of the securities, and we will pay all expenses of the registration of the securities and certain other expenses.
We are filing this prospectus supplement pursuant to the terms of the Warrant and Common Stock Agreement, dated as of August 22, 2025, between us and the selling securityholder (the “Purchase Agreement”).
This registration of the offer and sale of the securities does not necessarily mean that the selling securityholder identified in this prospectus supplement will offer to sell any of the securities.
The selling securityholder will act independently of the Company in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. Unless agreed by the Company and the selling securityholder, the securities may not be transferred until the first anniversary of the Closing Date, after which the securities (other than the Escrowed Shares (as defined herein), until such time thereafter that they are released from escrow) may only be transferred in broadly-syndicated offerings (including government sponsored auctions and underwritten offerings). See “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “INTC”. On September 4, 2025, the last reported sale price of our common stock on Nasdaq was $24.61 per share.
Investing in the securities involves a high degree of risk. Before buying any of the securities, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors under the heading “Risk Factors” contained in Part I, Item 1A, in our Annual Report on Form 10-K for the year ended December 28, 2024 (the “2024 Form 10-K”) and Part I, Item 1A in our Quarterly Reports on Form 10-Q for the three months ended March 29, 2025 (the “Q1 Form 10-Q”) and June 28, 2025 (the “Q2 Form 10-Q”), each of which is incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is September 5, 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
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We have not, and the selling securityholder has not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholder take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the selling securityholder is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than their respective dates or as of any earlier date as of which such information is given. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated or required by the context, as used in this prospectus supplement, the terms “we,” “our,” “us” and “Intel” refer to Intel Corporation and its consolidated subsidiaries.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and sale by the selling securityholder of the securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of securities. If the description of the securities contained in the accompanying prospectus is different from the description of this offering of the securities in this prospectus supplement, you should rely on the information contained in this prospectus supplement.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the securities offered by this prospectus supplement.
You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants, and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
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WHERE YOU CAN FIND MORE INFORMATION
We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Intel and the securities that may be offered by this prospectus supplement, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be obtained at the SEC’s website set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.
INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):
•our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, filed with the SEC on January 31, 2025;
•our Quarterly Reports on Form 10-Q for the three months ended March 29, 2025 and June 28, 2025, filed with the SEC on April 25, 2025 and July 24, 2025, respectively;
•information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2024, filed with the SEC on January 31, 2025, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025;
•our Current Reports on Form 8-K, filed with the SEC on February 28, 2025, March 14, 2025 (Item 5.02 and Exhibit 10.1 only) (as amended by Form 8-K/A filed with the SEC on March 14, 2025), March 28, 2025, April 14, 2025, April 17, 2025, April 30, 2025, May 9, 2025, August 14, 2025, August 21, 2025 (Item 3.02 only), August 25, 2025 (Items 1.01, 3.02 and 8.01 and Exhibits 4.1 and 10.1 only) and August 29, 2025; and
•the description of our securities filed as Exhibit 4.18 of our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, filed with the Commission on January 27, 2022, and any amendments or reports filed for the purpose of updating such description.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference (i) any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC
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rules rather than filed and exhibits furnished in connection with such items, including information furnished under Items 2.02 or 7.01 of Form 8-K (and any related Item 9.01), or (ii) any Form SD, unless, in either case, otherwise specified in such current report, or in such form or in a particular prospectus supplement.
Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them from our Investor Relations department, at the following address:
Investor Relations Manager
2200 Mission College Blvd.
M/S RNB
Santa Clara, CA 95054
(800) 628-8688
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SUMMARY
This summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the securities. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement, in the 2024 Form 10-K, as supplemented by the Q1 Form 10-Q and the Q2 Form 10-Q, and in the documents that we subsequently file with the SEC as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
INTEL CORPORATION
We are a global designer and manufacturer of semiconductor products. The CPUs and other semiconductor solutions that we design, manufacture, market, and sell are incorporated in computing and related end products and services, and utilized globally by consumers, enterprises, governments, and educational organizations. Customers of our semiconductor products primarily include OEMs, ODMs, cloud service providers, and other manufacturers and service providers, such as industrial and communication equipment manufacturers and other cloud service providers who buy our products through distributor, reseller, retail, and OEM channels throughout the world. We market and sell our semiconductor products directly through our global sales and marketing organizations and indirectly through channel partners. We also develop semiconductor fabrication process and packaging technologies and manufacture many of our semiconductor product offerings at our geographically diverse network of fabrication and assembly and test facilities.
Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, (408) 765-8080, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus supplement or the accompanying prospectus.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements that involve a number of risks and uncertainties. Words such as “accelerate”, “achieve”, “aim”, “ambitions”, “anticipate”, “believe”, “committed”, “continue”, “could”, “designed”, “estimate”, “expect”, “forecast”, “future”, “goals”, “grow”, “guidance”, “intend”, “likely”, “may”, “might”, “milestones”, “next generation”, “objective”, “on track”, “opportunity”, “outlook”, “pending”, “plan”, “position”, “possible”, “potential”, “predict”, “progress”, “ramp”, “roadmap”, “seek”, “should”, “strive”, “targets”, “to be”, “upcoming”, “will”, “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
•our business plans and strategy and anticipated benefits therefrom, including with respect to our intentions and expectations for Intel 14A, our IDM strategy, our Smart Capital strategy, our partnerships with Apollo Global Management, Inc. and Brookfield Asset Management, our internal foundry model, our updated reporting structure, and our AI strategy;
•projections of our future financial performance, including future revenue, gross profits, capital expenditures, and cash flows;
•projected costs and yield trends;
•future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;
•future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
•investment plans and impacts of investment plans, including in the US and abroad;
•internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
•future production capacity and product supply;
•supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
•plans and goals related to Intel’s foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
•expected timing and impact of acquisitions, divestitures, and other significant transactions, including the agreed-upon sale of a controlling interest of Altera;
•expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
•future social and environmental performance goals, measures, strategies, and results;
•our anticipated growth, future market share, and customer demand and trends in our businesses and operations;
•projected growth and trends in markets relevant to our businesses;

•anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
•expectations regarding government incentives, policies, and priorities;
•future technology trends and developments, such as AI;
•future macro environmental and economic conditions;
•geopolitical tensions and conflicts, including with respect to international trade policies in areas such as tariffs and export controls, and their potential impact on our business;
•tax- and accounting-related expectations;
•expectations regarding our relationships with certain sanctioned parties; and
•other characterizations of future events or circumstances.
Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
•the high level of competition and rapid technological change in our industry;
•the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
•the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
•our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
•a potential pause or discontinuation of our pursuit of Intel 14A and other next generation leading-edge process technologies if we are unable to secure a significant external customer for Intel 14A;
•implementing new business strategies and investing in new businesses and technologies;
•funding we have received, and Secure Enclave disbursements we may receive, under the Purchase Agreement and the related Direct Funding Agreement, as amended, from the U.S. government, and potential limitations on our ability to secure grants from government entities in the future;
•the potential impact on our non-U.S. business and other adverse consequences and reactions resulting from the U.S. government’s ownership of our common stock;
•changes in demand for our products;
•macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia’s war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
•the evolving market for products with AI capabilities;
•our complex global supply chain supporting our manufacturing facilities and incorporating external foundries, including from disruptions, delays, trade tensions and conflicts, or shortages;

•recently elevated geopolitical tensions, volatility and uncertainty with respect to international trade policies, including tariffs and export controls, impacting our business, the markets in which we compete and the world economy;
•product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
•potential security vulnerabilities in our products;
•increasing and evolving cybersecurity threats and privacy risks;
•IP risks including related litigation and regulatory proceedings;
•the need to attract, retain, and motivate key talent;
•strategic transactions and investments;
•sales-related risks, including customer concentration and the use of distributors and other third parties;
•our significantly reduced return of capital in recent years;
•our debt obligations and our ability to access sources of capital;
•complex and evolving laws and regulations across many jurisdictions;
•fluctuations in currency exchange rates;
•changes in our effective tax rate and applicable tax regimes;
•catastrophic events;
•environmental, health, safety, and product regulations;
•our initiatives and new legal requirements with respect to corporate responsibility matters; and
•other risks and uncertainties described in the 2024 Form 10-K, as supplemented by the Q1 Form 10-Q and the Q2 Form 10-Q, and our other filings with the SEC.
Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. You are urged to carefully review and consider the various disclosures made in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. See “Where You Can Find More Information” in this prospectus supplement.
Unless specifically indicated otherwise, the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and in other documents we file from time to time with the SEC do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and in other documents we file from time to time with the SEC are based on management’s expectations as of the applicable date, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
RISK FACTORS
An investment in the securities involves certain risks. You should carefully consider the risk factors described in this prospectus and under “Risk Factors” in the 2024 Form 10-K, as supplemented by the Q1 Form 10-Q and the Q2 Form 10-Q, as well as in our Current Reports on Form 8-K filed with the SEC and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially and adversely affected by any of these risks. The market or trading price of the securities could decline due to any of these risks or other factors, and you may lose all or part of your investment. Please also read carefully the section above titled “Forward-Looking Statements.”
In addition to the risks relating to us described in our reports described above and any subsequent filings, the following are additional risks relating to an investment in the securities.
Risks Related to the Securities
The price of our common stock has been and may continue to be volatile, which could result in substantial losses for investors.
The market price of our common stock may be influenced by many factors, some of which are beyond our control, including those described in this “Risk Factors” section and under the heading “Risk Factors” in the 2024 Form 10-K, as supplemented by the Q1 Form 10-Q and the Q2 Form 10-Q and in our Current Reports on Form 8-K filed with the SEC, and the following:
•actual or anticipated fluctuations in our operating results or those of our competitors;
•announcements by us or our competitors of new products, significant contracts, acquisitions or strategic investments;
•our growth rate and the growth rates of our competitors;
•the financial market and general economic conditions;
•changes in stock market analyst recommendations regarding us, our competitors or the semiconductor industry generally, or lack of analyst coverage of our common stock;
•a loss of investor confidence in the stock market generally, which could cause the trading price of our common stock to decline for reasons unrelated to our business, financial condition or results of operations;
•sales of our common stock by our executive officers, directors and significant stockholders or sales of substantial amounts of our common stock;
•fluctuations in our order or backlog levels;
•changes in accounting principles; and
•changes in tax laws and regulations.
In addition, the stock market experiences extreme price and trading volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. As a result of these factors, among others, the value of your investment may decline.
The Warrant is a risky investment. You may not be able to recover the value of your investment in the Warrant, and the Warrant may expire worthless.
In order for you to recover the value of your investment in the Warrant, either (i) a trading market must develop for the Warrant and the market price of the Warrant must exceed the price you paid for the Warrant or (ii) the sale price of our common stock must be more than the sum of the exercise price as of the date of this prospectus of such Warrant (currently $20.00) and the price you paid for the Warrant for you to have an opportunity to exercise the Warrant and achieve a positive return on your investment.
The Warrant is exercisable only upon the occurrence of a Triggering Event (as defined herein) and will expire on the fifth anniversary of the Closing Date. In the event that a Triggering Event does not occur prior to the expiration of the Warrant, the Warrant will expire worthless. Even if a Triggering Event does occur prior to the Warrant’s expiration, if our common stock price does not trade above the level discussed above during the period when the Warrant is exercisable, you will likely not be able to recover the value of your investment in the Warrant. In addition, if our common stock price falls and remains below the exercise price of the Warrant, the Warrant may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that a Triggering Event will occur or that the market price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment.
Any purchaser of the Warrant who receives shares of our common stock upon exercise of the Warrant will incur immediate and future dilution.
Upon exercise of the Warrant, we have the option to deliver shares of our common stock or pay cash on a net basis after giving effect to payment of the exercise price for the Warrant. If we determine to settle the Warrant in shares of our common stock, you could experience immediate and substantial dilution if the exercise price of the Warrant at the time was higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the Warrant and described in this prospectus supplement, when we issue additional shares of our common stock that we are permitted or required to issue in any future offerings or under outstanding convertible securities, options and warrants and under our stock option plans or other employee or director compensation plans.
The market price of the Warrant will be directly affected by the market price of our common stock, which may be volatile.
There is no existing market for the Warrant, and we do not intend to apply to list the Warrant on any securities exchange or include the Warrant in any automated quotation system. To the extent a secondary market develops for the Warrant, the market price of our common stock will significantly affect the market price of the Warrant. This may result in greater volatility in the market price of the Warrant than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the Warrant.
The holder(s) of the Warrant will have no rights as a common stockholder until they acquire our common stock.
Unless and until you acquire shares of our common stock upon exercise of the Warrant, you will have no rights with respect to our common stock, including rights to receive dividend payments, vote or respond to tender offers. Upon exercise of the Warrant, we have the option to deliver shares of our common stock or pay cash on a net basis after giving effect to payment of the exercise price for the Warrant, and such net settlement amount will be calculated based on the average price of our common stock as determined in accordance with the terms of the Warrant. Accordingly, you will be entitled to exercise the rights of a common stockholder only if we determine to settle the Warrant in shares of our common stock (instead of cash) and only as to matters for which the record date occurs after the exercise date. Additionally, depending on the market price of our common stock at the time of exercise, if we elect to settle the Warrant in shares of our common stock, you may not receive a full share of common stock for each share of common stock for which the Warrant is exercised. See “Description of the Warrant—Exercise”.
The exercise price of, and the number of shares of our common stock underlying, the Warrant may not be adjusted for all dilutive events.
The exercise price of, and the number of shares of common stock underlying, the Warrant are subject to adjustment for certain events summarized below under “Description of the Warrant—Adjustments to the Warrant.” In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our stockholders, the holder(s)’ rights to receive consideration upon the exercise of the Warrant pursuant to the terms thereof will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such holder had exercised the Warrant immediately prior to such business combination; however, the exercise price will not be adjusted in such scenario. In addition, the exercise price will also not be adjusted for other events, such as a third-party tender or exchange offer, a merger, consolidation or similar transaction or, under certain circumstances, an issuance of common stock or convertible securities pursuant to benefit plans and business acquisitions or for consideration (or having a conversion price per share) more than 95% of the then-current market value, that may adversely affect the market price of the Warrant or our common stock. Other events that adversely affect the value of the Warrant or our common stock may also occur that do not result in an adjustment to the exercise price. Additionally, pursuant to the terms of the Warrant, the aggregate number of shares of common stock issued pursuant to the Purchase Agreement and the Warrant may not exceed 19.9% of our pre-transaction outstanding shares without our first obtaining stockholder approval. As a result, irrespective of the effect of one or more adjustments to the exercise price of, and the number of shares of common stock underlying, the Warrant, unless and until such approval is received, a holder of the Warrant may be unable to exercise a portion of the Warrant at a time when it would be financially beneficial to do so or at all. In such circumstance, the holder may seek to sell the Warrant to realize value, but it may be unable to do so.
The Warrant does not automatically exercise and only becomes exercisable under certain circumstances, and any portion of the Warrant not exercised on or prior to the expiration date will expire unexercised.
The Warrant does not automatically exercise upon expiration. Additionally, the Warrant will only become exercisable upon the occurrence of a Triggering Event (as defined in “Description of the Warrant—Exercisability”), which the Company has no obligations under the Purchase Agreement or the Warrant to undertake. If you do not, or you are unable to, exercise the Warrant prior to the expiration date, the Warrant will expire unexercised and you will not receive any consideration.
In a business combination, the Warrant will be exercisable only for the equivalent transaction consideration, and the holder(s) of the Warrant will not receive any additional shares of our common stock or other compensation representing any lost value in the event we undergo a business combination.
In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our stockholders, the holder(s) rights to receive consideration upon the exercise of the Warrant pursuant to the terms thereof will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such holder had exercised the Warrant immediately prior to such business combination. Any such business combination could substantially affect the value of the Warrant by changing the securities received upon exercise of the Warrant or fixing the market value of the property to be received upon exercise of the Warrant. The holder(s) of the Warrant will not receive any additional shares of our common stock or other compensation representing any lost value (including option value) resulting from a change in the securities or property (including cash) underlying the Warrant resulting from any such business combination.
The selling securityholder is a federal agency, and your ability to bring a claim against such securityholder under the federal securities laws may be limited.
The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Section 3(c) of the Exchange Act provides that the selling securityholder and its officers, agents and employees are exempt from liability for any violation or alleged violation of any provision of the Exchange Act, including the anti-fraud provisions of Section 10(b) of the Exchange Act. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling securityholder for a violation of the Securities Act or the Exchange Act, resulting from an alleged material misstatement in, or material omission from, this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or resulting from any other act or omission in connection with the offering or sale of the securities by the selling securityholder would likely be barred.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of any securities by the selling securityholder.

DESCRIPTION OF THE WARRANT
As required by the Purchase Agreement, on August 27, 2025 (the “Closing Date”), we issued the Warrant (which, subject to the terms and conditions of the Purchase Agreement, may comprise multiple warrants should the selling securityholder subdivide the Warrant into multiple warrants, including to transfer the Warrant to purchase up to 240,516,150 shares of common stock at an initial exercise price of $20.00 per share.
The following is a summary of the general terms of the Warrant. This description is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Form of Warrant and the Purchase Agreement, each as attached to our Current Report on Form 8-K as Exhibit 4.1 and 10.1, respectively, and incorporated herein by reference.
Exercisability
The Warrant may be exercised, in whole or in part, only on and after the date of a Triggering Event. A “Triggering Event” is any transaction or series of transactions which results in the Company ceasing to have at least a 51% direct or indirect ownership interest in the Company’s foundry business; provided, however, that “Triggering Event” shall not include any entity reorganization or other transaction effected for the purpose of changing domicile or entity type, creating a parent-subsidiary or holding company structure, or otherwise implementing any internal reorganization or other organizational structure.
Additionally, pursuant to the terms of the Warrant, the aggregate number of shares of common stock issued pursuant to the Purchase Agreement and the Warrant may not exceed 19.9% of the Company’s pre-transaction outstanding shares without the Company first obtaining stockholder approval. As a result, irrespective of the effect of one or more adjustments to the exercise price of, and the number of shares of common stock underlying, the Warrant, unless and until such approval is received, a holder of the Warrant may be unable to exercise a portion of the Warrant at a time when it would be financially beneficial to do so or at all. In such circumstance, the holder may seek to sell the Warrant to realize value, but it may be unable to do so.
Exercise Price
The Warrant has an initial exercise price of $20.00 per share. The exercise price is subject to certain anti-dilution provisions provided for in the Warrant, as described further below.
Exercise
To exercise the Warrant, the holder thereof must deliver to the Company the exercised Warrant and a written notice of election to exercise such Warrant. Upon our receiving a notice of exercise from a holder of the Warrant, we may choose whether to settle through net cash settlement or net share settlement. A holder of the Warrant does not elect whether the Warrant is settled in cash or in shares.
If we choose to settle through net cash settlement, a holder of the Warrant will not receive any shares of common stock from the exercise. Instead, a holder of the Warrant will be entitled to receive cash in lieu of each share of common stock for which the Warrant is exercised, equal to the amount by which the then-current market price of a share of the Company’s common stock, determined as set forth in the Warrant, exceeds the then-current exercise price of the Warrant (the “net cash settlement amount”). If we choose to settle through net share settlement, the holder of a Warrant will be entitled to receive, for each share of common stock for which the Warrant is exercised, the net cash settlement amount in shares of common stock based on the then-current market price of a share of the Company’s common stock.

Adjustments to Number of Shares and Exercise Price
The Warrant provides for proportional adjustment of the number and kind of securities issuable upon exercise of the Warrant and the per share exercise price upon the occurrence of certain events, such as stock splits, combinations, reverse stock splits and similar events. The Warrant also contains certain anti-dilution protections providing for the adjustment of the number and kind of securities issuable upon exercise of the Warrant and the per share exercise price due to certain repurchases of common stock, certain issuances of securities or certain distributions to securityholders.
Transferability
Subject to applicable laws, the Warrant may not be transferred until the first anniversary of the Closing Date, after which the Warrant may only be transferred in broadly-syndicated offerings (including government sponsored auctions and underwritten offerings). Pursuant to the Purchase Agreement, the holder(s) of the Warrant must provide us at least 30 days’ notice prior to selling the Warrant pursuant to the registration statement of which this prospectus supplement forms a part. Subject to the terms and conditions of the Warrant and the Purchase Agreement, one or more warrants comprising the Warrant may be sold by the selling securityholder from time to time.
Rights as a Securityholder
Except as otherwise provided in the Warrant or Purchase Agreement or by virtue of a holder’s ownership of shares of our common stock, the holder(s) of the Warrant do not have rights or privileges of holders of our common stock, including any voting rights, unless and until the Warrant is exercised.
Business Combinations
In the case of any merger, consolidation, share exchange or similar transaction that requires approval of our shareholders or reclassification of our common stock, a holder’s right to receive common stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant to acquire the number of shares of stock, other securities or property that our common stock would have been entitled to receive upon consummation of such business combination or reclassification.
No Fractional Shares
No fractional shares of our common stock will be issued upon exercise of the Warrant. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to such holder of the Warrant and pay such holder cash in lieu of such fractional interest in our common stock.
No Listing
We do not plan on applying to list the Warrant on Nasdaq, any other national securities exchange or any other nationally recognized trading system.
Registration
Pursuant to the Purchase Agreement, we have agreed to use reasonable best efforts to keep the registration statement of which this prospectus supplement forms a part (or a replacement) continuously effective and in compliance with the Securities Act until, subject to certain exceptions, the securities: (i) have been sold pursuant to an effective registration statement; (ii) are able to be sold pursuant to Rule 144 of the Securities Act without limitation on volume or manner of sale; (iii) cease to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the Purchase Agreement are not assigned to the transferee of such securities.
Indemnification

Under the terms of the Purchase Agreement, subject to certain exceptions, we agreed to indemnify the holder(s) of the Warrant and certain related persons and entities against any losses, claims, damages, actions, liabilities, costs and expenses, arising out of or based on any untrue statement or alleged untrue statement of material fact contained in any registration statement or any document contained therein prepared or authorized by us in writing for use by the holders, including the registration statement of which this prospectus supplement forms a part (or a replacement), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SELLING SECURITYHOLDER
This prospectus supplement relates to the resale from time to time of (1) one or more warrants comprising the Warrant to purchase up to 240,516,150 shares of our common stock and (2) up to 673,839,150 shares of our common stock, in each case, by the selling securityholder identified below, including, on the terms and subject to the conditions set forth in the Purchase Agreement, any pledgees, transferees or other successors in interest of the selling securityholder. Of the 673,839,150 shares of common stock, (x) 274,583,000 shares were issued to the selling securityholder on the Closing Date pursuant to the Purchase Agreement, (y) 158,740,000 shares were issued into escrow on the Closing Date subject to future release to the selling securityholder upon satisfaction of certain escrow conditions set forth in the Purchase Agreement (the “Escrowed Shares”) and (z) 240,516,150 shares are issuable to the selling securityholder should it choose to exercise the Warrant.
The following table sets forth information with respect to the current beneficial ownership of the selling securityholder, the number of securities that may be offered hereby by the selling securityholder and information with respect to the securities to be beneficially owned by the selling securityholder after completion of this offering, assuming all securities that may be offered from time to time by the selling securityholder pursuant to this prospectus supplement are sold. Unless agreed by the Company and the selling securityholder, the securities may not be transferred until the first anniversary of the Closing Date, after which the securities (other than the Escrowed Shares, until such time thereafter that they are released from escrow) may only be transferred in broadly-syndicated offerings (including government sponsored auctions and underwritten offerings).
The selling securityholder is a party to the Purchase Agreement pursuant to which such securityholder and its permitted transferees have certain customary registration rights with respect to the securities, including the filing of this prospectus supplement, underwritten demand rights, subject to certain volume requirements and not to exceed two per 12-month period, and, where a shelf registration statement or a prospectus supplement thereto is not effective, certain piggyback rights.
Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any securities as to which a person has sole or shared voting power or investment power and any securities which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on beneficial ownership as provided by the selling securityholder to us, and 4,670,261,514 shares of our common stock issued and outstanding as of September 1, 2025, giving effect to, solely for the beneficial ownership calculation, the issuance in full of the shares offered hereby to the selling securityholder.

	Ownership Before Offering			Ownership After Offering
Selling Securityholder	Shares of Common Stock	% of Common Stock	Number of Shares of Common Stock Offered by this Prospectus Supplement	Shares of Common Stock	% of Common Stock
United States Department of Commerce	673,839,150(1)	13.3%	673,839,150(1)	—	—
(1)Assumes (x) release in full of the Escrowed Shares from escrow and (y) exercise in full of the Warrant.

	Ownership Before Offering			Ownership After Offering
Selling Securityholder	Number of Warrants(1)	% of Warrants	Number of Warrants Offered by this Prospectus Supplement(1)	Number of Warrants	% of Warrants
United States Department of Commerce	240,516,150	100%	240,516,150	—	—
(1)Assumes, solely for the purposes of this beneficial ownership calculation, that the Warrant consists of 240,516,150 warrants, each exercisable to purchase one share of the Company’s common stock.

PLAN OF DISTRIBUTION
The securities covered by this prospectus supplement and the accompanying prospectus may be offered and sold by the selling securityholder, including, on the terms and subject to the conditions set forth in the Purchase Agreement, certain transferees who may later hold interest in the securities covered by this prospectus supplement. We will not receive any of the proceeds from the sale of the securities covered by this prospectus supplement, and we will pay all expenses of the registration of the securities and certain other expenses.
Unless agreed by the Company and the selling securityholder, the securities beneficially owned by the selling securityholder may not be transferred until the first anniversary of the Closing Date, after which the securities (other than the Escrowed Shares, until such time thereafter that they are released from escrow) may only be transferred in broadly-syndicated offerings (including government sponsored auctions and underwritten offerings) directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the applicable selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of the sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions,
•with respect to shares of our common stock, on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•through the writing of options, whether such options are listed on an options exchange or otherwise;
•in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•in an exchange distribution in accordance with the rules of the applicable exchange;
•in short sales;
•in which broker-dealers may agree with the selling securityholder to sell a specified number of securities at a stipulated price;
•through settlement of short sales, or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities, or other derivative, convertible or exchangeable securities or transactions;
•in which the selling securityholder enters into options, forwards or other transactions that require the selling securityholder to deliver, in a transaction exempt from registration under the Securities Act, the securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling securityholder and publicly resell or otherwise transfer the securities under this prospectus; and
•in a combination of any such methods of sale.
If the selling securityholder effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).
The selling securityholder may pledge or grant a security interest in some or all of the securities owned by the selling securityholder and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities on or after the first anniversary of the Closing Date pursuant to this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include, on the terms and subject to the conditions set forth in the Purchase Agreement, the pledgee, transferee or other successors-in-interest as selling securityholders under this prospectus supplement. The selling securityholder also may transfer and donate the securities in other circumstances, on the terms and subject to the conditions set forth in the Purchase Agreement, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. The selling securityholder may also enter into option or other transactions, including the issuance of convertible or exchangeable securities with broker-dealers, financial institutions or other investors or the creation of one or more derivative, convertible or exchangeable securities which require the delivery to such broker-dealer, financial institution or other investors of securities offered by this prospectus, which shares such broker-dealer, financial institution or other investors may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling securityholder may, on or after the first anniversary of the Closing Date, also sell the securities under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement. The selling securityholder is not obligated to, and there is no assurance that the selling securityholder will, sell all or any of the securities we are registering. The selling securityholder may, on or after the first anniversary of the Closing Date, transfer, devise or gift such securities by other means not described in this prospectus supplement.
The selling securityholder and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, the selling securityholder or broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. Pursuant to the Purchase Agreement, we have agreed to indemnify and hold harmless, to the full extent permitted by law, the selling securityholder from and against certain liabilities incurred in connection with the registration of the selling securityholder’s securities.

LEGAL MATTERS
Certain legal matters relating to the shares will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PROSPECTUS
INTEL CORPORATION
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS
We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Select Market® under the symbol “INTC.”
Investing in our securities involves a high degree of risk. See “Risk Factors” section of our filings with the SEC and the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated February 1, 2023.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus, from time to time.
The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:
•debt securities;
•common stock;
•preferred stock;
•warrants;
•depositary shares;
•purchase contracts;
•guarantees; and
•units consisting of any of the securities listed above.
Each time we sell securities pursuant to this prospectus, we will describe, in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
•the type and amount of securities that we propose to sell;
•the initial public offering price of the securities;
•the names of any underwriters or agents through or to which we will sell the securities;
•any compensation of those underwriters or agents; and
•information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
ii

THE COMPANY
We are an industry leader and a catalyst for technology innovation and products that revolutionize the way we live. We are committed to harnessing the breadth and scale of our reach to have a positive effect on business, society, and the planet. Our purpose is to create world-changing technology that improves the lives of every person on the planet. We apply our reach, scale, and resources to drive innovation. We enable our customers to capitalize on the power of digital technology now and into the future. Inspired by Moore’s Law, we work relentlessly to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges with the help of what our CEO Pat Gelsinger calls the five superpowers: ubiquitous compute, pervasive connectivity, cloud-to-edge infrastructure, AI, and sensing.
These foundational technologies profoundly shape how we experience the world by creating the bridge from the analog to the digital age. Together, they combine, amplify, and reinforce one another, and as they become more ubiquitous, they in turn unlock even more powerful new possibilities.
The five superpowers will only increase the world’s ongoing need for compute. Our semiconductors are the underlying technology empowering developers and enabling our customers’ innovations.
We were incorporated in California in 1968 and reincorporated in Delaware in 1989. Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, (408) 765-8080, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus.
Intel, Arc, Arria, Blockscale, Celeron, Cyclone, Intel Agilex, Intel Atom, Intel Core, eASIC, Intel Evo, Intel Geti, Intel Inside, the Intel logo, the Intel Inside logo, Intel Optane, Iris, Killer, MAX, Movidius, OpenVINO, OpenVINO logo, Pentium, Quark, Quartus, Stratix, Tofino, Thunderbolt and the Thunderbolt logo, Intel vPro, and Xeon are trademarks of Intel Corporation or its subsidiaries.
When used in this prospectus, the terms “the Company,” “Intel,” “issuer,” “we,” “our,” and “us” refer to Intel Corporation and its consolidated subsidiaries, unless otherwise specified.
USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF DEBT SECURITIES
The following sets forth certain general terms and provisions of the indenture under which the debt securities are to be issued, unless otherwise specified in a prospectus supplement. The particular terms of the debt securities to be sold by us will be set forth in a prospectus supplement relating to such debt securities. For purposes of this description of debt securities, references to “the Company,” “Intel,” “we,” “our,” and “us” refer only to Intel Corporation and not to its subsidiaries.
The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of March 29, 2006 between us and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as successor trustee (the “base indenture”), that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time, including the first supplemental indenture dated as of December 3, 2007 between us and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as successor trustee (together with the base indenture, the “indenture”). The following summary of certain provisions of that indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of that indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.
General
The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto: (i) the title and series of such debt securities, including CUSIP numbers; (ii) any limit upon the aggregate principal amount of such debt securities of such title or series; (iii) whether such debt securities will be in global or other form; (iv) the date(s) and method(s) by which principal and any premium on such debt securities is payable; (v) interest rate or rates (or method by which such rate will be determined), if any; (vi) the dates on which any such interest will be payable and the method of payment; (vii) whether and under what circumstances any additional amounts are payable with respect to such debt securities; (viii) the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security; (ix) the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months; (x) the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable; (xi) any redemption or sinking fund provisions; (xii) the denominations of such debt securities; (xiii) any rights of the holders of such debt securities to convert the debt securities into other securities or property; (xiv) the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars; (xv) the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods; (xvi) if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (xvii) any events of default or covenants in addition to or in lieu of those described herein and remedies therefor; (xviii) whether such debt securities will be subject to defeasance or covenant defeasance; (xix) the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants; (xx) any trustees other than the trustee under the base indenture and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities; (xxi) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; and (xxii) any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.
Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.
The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.” The Company’s certificate of incorporation also contains other provisions which may prevent or limit a change of control. See “Description of Capital Stock” below.
Modification and Waiver
The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such other amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things: (a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or, if such debt securities provide therefor, any right of repayment at the option of the holder, (b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting; (c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or (d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.
The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.
The indenture provides that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder; (2) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the Indenture; (3) to establish the form and terms of debt securities issued thereunder; (4) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (5) to cure any ambiguity, to correct or supplement any provision in the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture which shall not adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect; (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture; (7) to add any additional events of default with respect to all or any series of debt securities; (8) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect; (9) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series; (10) to amend or supplement any provision contained in such indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding; or (11) to qualify such indenture under the Trust Indenture Act of 1939.
Events of Default
Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder: (a) default in the payment of principal (or premium, if any) or any additional amounts with respect to such principal or premium on any series of the debt securities outstanding under the indenture when due; (b) default in the payment of any interest or any additional amounts with respect to such interest on any series of the debt securities outstanding under the indenture when due, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series; (d) failure to perform any other covenant or warranty of the Company contained in such indenture or such debt securities continued for 90 days after written notice; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default other than a default specified in clause (e) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.
The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.
Consolidation, Merger and Sale of Assets
The indenture provides that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the successor person is a corporation organized under the laws of the United States and assumes the Company’s obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.
Certain Covenants
Existence. Except as permitted under “— Consolidation, Merger and Sale of Assets,” the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.
Calculation of Original Issue Discount. The Company shall file with the trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.
Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.
Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which (i) the debt securities are redeemable at the option of the Company, (ii) the holder of debt securities may cause the Company to repurchase such debt securities or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement relating thereto.
Repurchases on the Open Market
The Company or any affiliate of the Company may at any time or, from time to time, repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.
Discharge, Defeasance and Covenant Defeasance
The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and the Company has paid all sums payable by it under the indenture or (ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (C) the Company delivers to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only the Company’s obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (ii) only the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.
The indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of “— Events of Default” with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the applicable trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to such trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) the holders of the debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (E) the Company has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. Subsequent to a legal defeasance under clause (i) above, the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause
(i) above, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.
Applicable Law
The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.
About the Trustee
Unless otherwise specified in the applicable prospectus supplement, the trustee under the base indenture is the trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our third restated certificate of incorporation (the “certificate of incorporation”) and our bylaws, as amended and restated, each of which is an exhibit to the Annual Report on Form 10-K which is incorporated by reference into this prospectus.
Common Stock
Under the certificate of incorporation, Intel is authorized to issue up to ten billion shares of common stock. As of January 20, 2023 there were approximately 4,137 million shares of common stock issued and outstanding. The shares of common stock currently outstanding are fully paid and nonassessable.
Preferred Stock
Under the certificate of incorporation, Intel is authorized to issue up to 50 million shares of preferred stock. The preferred stock may be issued in one or more series, and the board of directors of Intel is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of January 20, 2023 there were no shares of preferred stock issued and outstanding.
Bylaws
The Board of Directors has the authority to repeal, alter or amend the bylaws or adopt new bylaws, subject to certain limitations set forth in the bylaws.
No Preemptive, Redemption or Conversion Rights
The common stock is not redeemable, is not subject to sinking fund provisions, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Intel.
Voting Rights
Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Intel. Holders of shares of common stock do not have cumulative voting rights.
Board of Directors
Our board of directors is not classified. Our bylaws establish that the size of the whole Board of Directors shall be fixed from time to time by a duly adopted resolution of the Board of Directors.
No Action by Stockholder Consent
The certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of Intel from being taken by the written consent of stockholders without a meeting.
Power to Call Special Stockholder Meeting

Under Delaware law, a special meeting of stockholders may be called by our board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Pursuant to our bylaws, special meetings of the stockholders may be called, for any purpose or purposes, by the Chairman of the Board of Directors or the Chief Executive Officer or the Board of Directors at any time. In addition, a special meeting of the stockholders of Intel shall be called by the Board of Directors upon written request to the Corporate Secretary of one or more stockholders owning in the aggregate not less than fifteen percent (15%) of the outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting.
Proxy Access Nominations
Under our bylaws, a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our common stock for three years or more may nominate a director and have that nominee included in our proxy materials, provided that the stockholder and nominee satisfy the requirements specified in our bylaws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board of Directors for inclusion in our proxy statement must satisfy the requirements specified in our bylaws.
Dividend Rights
Subject to the preferences applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends, if any, as and when declared, from time to time, by our board of directors out of funds legally available therefor.
Liquidation, Dissolution or Similar Rights
Subject to the preferences applicable to any outstanding shares of preferred stock, upon liquidation, dissolution or winding up of the affairs of Intel, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Intel available for distribution to holders of stock of Intel.
Forum Selection Clause
Under our bylaws, unless Intel consents in writing to the selection of an alternative forum, the sole and exclusive forum for making certain types of claims shall be the Delaware Court of Chancery (except that, in the event the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware). This provision applies to (a) any derivative action or proceeding brought on behalf of Intel, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of Intel to Intel or our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or Intel’s certificate of incorporation or bylaws, (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.
PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
•through agents;
•to or through underwriters;
•through broker-dealers (acting as agent or principal);
•directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;
•through a combination of any such methods of sale; or
•through any other methods described in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on The Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and the accompanying registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Intel SEC Filings (File No. 000-06217)    Period
Annual report on Form 10-K    Year ended December 31, 2022
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities under this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We will only incorporate certain portions of our annual proxy statement for our 2023 annual meeting of stockholders as specified in our Annual Report on Form 10-K and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.
You may obtain copies of any of these filings through Intel as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
Intel Corporation
2200 Mission College Blvd., M/S RNB4-151
Santa Clara, CA 95054
Attn: Corporate Secretary
(800)628-8686
www.intel.com
THE INFORMATION CONTAINED ON OR ACCESSIBLE THROUGH OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

Intel Corporation

673,839,150 Shares of Common Stock

Warrants to Purchase 240,516,150 Shares of Common Stock

Prospectus Supplement

September 5, 2025